EXHIBIT 5.1
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               [Ballard Spahr Andrews & Ingersoll, LLP Letterhead]




                                                              August 31, 2001


Earth Search Sciences, Inc.
1729 Montana Hwy 35
Kalispell, MT, 59901

           Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have acted as counsel to Earth Search Sciences, Inc., a Utah corporation ("ESSI"), in connection with the filing of a Registration Statement on Form S-1 (File No. 333-66100) (the "Registration Statement") to register under the Securities Act of 1933, as amended, an aggregate of 36,847,372 shares of ESSI common stock (the "Shares") for resale by the registered holders of the Shares.

     In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon the foregoing, we are of the opinion that the Shares, when resold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Utah. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP